Exhibit 13.1

“TEST THE WATERS”

CONTENT DOCUMENTATION

NOTE: ALL MATERIALS EITHER: (A) INCLUDED THE DISCLAIMER BELOW, OR (B) (FOR SOCIAL ADS/POSTS) DIRECTED ALL TRAFFIC TO A PAGE THAT INCLUDES THE FOLLOWING DISCLAIMER:

Disclaimer:

The company is “testing the waters” under Regulation A of the Securities Act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under regulation a. If the company does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the offering statement. The information in that offering statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the sec before investing.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

The offering materials may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in the offering materials, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. The company intends to complete an offering under Tier 2 of Regulation A and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, the company may still be required to provide a notice filing and pay a fee in individual states.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind.

Video Scripts:

Script 2.2:

Hey, you.

-Close up-

Yeah, you.

So, you’re interested in rebuilding the entertainment industry, putting up a stage, and creating a new normal…

well… it could not have been better timing.

We’re ready to share some pretty exciting news with the world, and we’re sure you’re gonna love it. In fact, we want you to be part of it! Why?

Because instead of making a donation and getting a measly “thank you” tshirt from a startup, to kick it off -wink, wink- … you’re actually becoming an investor.

That’s right, today you graduate from “little dreamer” to “actual investor”. So click here -point to button- to get your shares.

Fun, huh?

But here’s the thing: Most people think they have to invest thousands of dollars in order to become a Founding Member in such a huge project. And that’s… so old school, they don’t even sell it in vintage stores.

Yeah, that old.

But it’s okay, that’s why we’re here… To make sure anyone can “get with the program”.

-Bell ringing sound-

-text on video- “Class is in session”

Lesson 1, Throw away everything you thought you knew about investing in a startup. Gone. In the bin.

Lesson 2, anyone can be a founding member without breaking the bank. Yes, you heard that right. In fact, let me say it again, maybe the people in the back didn’t hear me:

-Pull a megaphone, can be animation or a big paper cone-
ANYONE CAN BECOME A FOUNDING MEMBER.

-Zoom in-

WITHOUT.

-Zoom in some more-

BREAKING.

-Aaaaaand zoom in even further-

THE BANK.

-Zoom out-

Here’s how:

At just five dollars a share, and starting with a minimum order of 100 shares, you can become a Founding Member at Stagewood, just by clicking the Button on this page that will trigger a secured platform, specifically built to keep your information private.

So go on.

-Zoom in super close-

Click it.

-Zoom out-

-confetti bomb-

But wait, WHY should you invest? For many reasons, but here are five big ones:

Number one, Tyket. Sounds like “ticket”, but it’s spelled like we might have dyslexia (we don’t). And trust me, we have our reasons for the spelling, but that’s a story for another time...

-Do swiping gestures as screenshots are passing in front of you-

This ground-breaking social media app will completely change the way you find, plan, go to, and experience an event. How?

With huge savings on ticket purchases, less fees, no third-party vendors, and other ridiculous obstacles, we’re offering our users a seamless experience, as well as rewards in the form of discounts, backstage passes, and more.

But wait, you think that’s it? We’re just getting started here.

Ever heard of Blockchain technology? No? Yes? Well, we have it!

Then, there’s the whole social media aspect of Tyket, where you can share events, become a fan, post pictures, be discovered, etc.

For example, -loving face- here is my -stares at screen-…. -confused expression- Boyfriend….. At an event?

-taps on screen some more, but like… aggressively with a lot of sass and determination-

Wait, what? WITH MY BEST FRIEND?!

HOLD ON. HOLD ON.

-looks off camera, pissed off-

CUT.

-Cut the video-

-New scene, as if nothing happened-

We have sponsors, managed ads, and transaction’s fees making our platform profitable. All secured by using blockchain technology.

Being a Founding Member gives you access to so much on Tyket . All this just with your starting investment of $500 or more!

If you are ready to INVEST, go now! Before our spots are filled out!

Second on our list is the Fanatyks Program. Man, you thought being a fan was great?

That’s cute… You haven’t heard about our premium membership options… and it shows.

With the Fanatyks Program, VIP treatment is so prevalent, no one bats an eyelash when being treated like a king (or queen. Or.. court jester?). Not only do Fanatyks have “first dibs’’ to high-demand shows, but they also get to save big.... Plus, they get to hang out with celebrities.

And while being a Fanatyk is all fun and games… being a Founding Member really takes the cake.

Did you secure your investment, yet? You should do it now -look at phone screen, make a face- spots are filling… -look at screen, eyes wide, then back at camera- fast.

-Point to the button with your eyes or head, in a non-discrete “discreet” way-

Coming in third, we have our very own StageWood Events. These productions are put together by one of the following:

You

Me

Or anyone else.

Oh, wait… you don’t have the funds necessary to put together a multi-million dollar show?

Oh, sweet child…

That’s what crowdfunding is for!

We just make it extra easy. If that’s even possible… And since you own the show, you also own the fun!

We accept “thank yous” in the form of checks.

But… you may be asking—no… you should be asking “how does this all work”?

-zoom in-

Don’t worry, we’ll tell ya.

-zoom out-

Coming in fourth, we have TykWood! It’s an artificial intelligence freaking machine specifically designed for the sole purpose of creating lucrative opportunities for artists, producers, fans, and of course… you, our Founding Member.

As a Founding Member you get to eat with us, at the cool kid’s table...

You really want a pizza this, huh? -bring a slice of pizza onto screen-

-bite pizza-

Oh, no, not this pizza… “a pizza” THIS… Go and get your shares before it gets all eaten.

-point down to button-

It’s riiiiight here. Click it!

-bite pizza, with mouth full of cheesy goodness, say:

God, that’s so good… The-the investment. SO good -stare at pizza- …. So good…. - so good-

Which leads us to… Drum roll, please.

-silence-

Drum roll, please!

-still silent-

DRUM ROLL. PLE-

-Drum roll starts-

Thank you..

Zoom in.

LAST, BUT CERTAINLY NOT LEAST, WE HAVE…

(Zoom out. Confetti bomb, again.)

The grand opening of the StageWood Corporation! AKA, the whale. The baby. The whole enchilada.

Let’s own some CITIES! We’re going to build a network of physical locations that give artists, talents, performers—anyone—the chance to jump on stage. Even your beat-dropping abuelita.

-Footage of grandma DJing-

ABUELA, STOP. OH MY GOD....

As horrible as that was.... We’re extremely dedicated to providing a platform that gives people the chance to network, be discovered, and experience what better feels like.

Better entertainment.

Better performers.

Better times.

Only with StageWood.

And you can start with just 100 shares or more, for the value of $5 per share.

Can you imagine the value of these shares in a few years?

I can… I got chills, too. And they’re multiplying.

-Awkward silence followed by greedy smile-

Look, I know you share our vision.. I mean, you’re still watching this video.

So, become a Founding Member.

You get twice the fun and twice the perks. Plus, the potential to grow with us.

Honestly, what are you waiting for?

Get your shares!

Zoom in

Do it.

Zoom in some more.

Get them.

Zoom in again.

Your shares.

Eeeeeeven more.

Today.

Zoom out

Because if you don’t, someone else is gonna take your spot.

Don’t let opportunities pass you by just so that you can look back and say, “I should have done that”.

No!

Do the thing!

Invest in your future.

Because if you want to experience a new, never-before-seen world of entertainment, then you know what you have to do.

Zoom in

That’s right.

Get Your Shares.

-stare at camera-

Now.

-keep staring-

Now would be good.

-screen starts fading-

Now?

-screen goes black-

…

…

…

Now!

Disclaimer:

The company is “testing the waters” under Regulation A of the securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under regulation a. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under regulation a. If the company does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the securities and exchange commission (sec) and the sec has “qualified” the offering statement. The information in that offering statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the sec before investing.

no money or other consideration is being solicited, and if sent in response, will not be accepted.

The offering materials may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in the offering materials, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. The company intends to complete an offering under tier 2 of regulation a and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, the company may still be required to provide a notice filing and pay a fee in individual states.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind.

Script: The best seat campaign video

Version: 1.3

Estimated Video Length:

Word Count: 541[Text Wrapping Break]Status: Approved

Are you wondering what kind of investment can give you front row access?

Stop wondering and get in on the action! Invest in StageWood by becoming a founding member today and secure the best seat for live entertainment! Our unique Fanatyks program will always give you the best seat and the best tickets. To every show, and every sport event. It’s experiencing live entertainment like never before. It’s an opportunity you won’t want to miss. So Reserve your shares in today because you can only become a founding member now.

You heard right, now -point down- is the time to invest.

By investing in StageWood, not only are you investing in the live entertainment industry, but you are investing in the best solution for it. A mix of technology, networking, (text on screen), adapted for this new era.

And being an investor comes with BIG perks, without the BIG investment.

As the innovator of the live entertainment industry, StageWood is building Tyket (logo) -point up on your right- , a social media platform specifically made for artists, producers, and fans. This is an app that’s going to change things around here.

Tyket is unlike any other app out there, combining crucial elements of technology and communication (text on screen), and creating a platform where artists, producers, and fans can interact like never before. This is more than social media, this is networking for change and the change is BIG -extend your hands-.

But, what’s in it for you -point to them-? As an investor, we KNOW you want to hear about how you’ll benefit.

By becoming a founding member today, you’re becoming more than an investor. You’ll also be enjoying the perks of being a preferred member. Secure great seats to every live show and sports events, mingle with other VIP members, enjoy meet-and-greets, and so much more. All on top of earning big with us.

For your commitment of five dollars -signal five- per share, for a minimum of 100 shares, you’ll be receiving stock in our company, and you’ll be receiving a lifetime, yup… you heard right… a LIFETIME premium membership of Fanatyks logo, our membership for preferred Tyket users. Secure it today because this offer will not last long.

What does the membership include? We’ re SO glad you asked!

As a premium member you’ll receive invitations to the hottest events in your city, discount on tickets bought through the app, the ability to win VIP tickets and even enter into experiences with your favorite artists.

Don’t let this opportunity pass you by. Become a founding member and take advantage of this unique opportunity. Reserve your shares in today.

Our gold membership is valued at $179 per year, but as a founding member, you’ll receive it for free (text on screen), for life! Think about it. This is a value close to $900 over a five year period and $1,800 over a ten year period that you will get for life! Don’t lose this opportunity, the time to get in is now.

Do you see the value yet? I bet you do -wink-

So go ahead, become a founding member. As you can see, this isn’t the kind of investment where you get a t-shirt and a thank you card. We APPRECIATE our founding members and reward them big time.

Become part of the disruption of the live entertainment industry today by locking your shares in now before it’s too late!

And welcome to StageWood.

Disclaimer:

The company is “testing the waters” under Regulation A of the Securities Act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under regulation a. If the company does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the offering statement. The information in that offering statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the sec before investing.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

The offering materials may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in the offering materials, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. The company intends to complete an offering under Tier 2 of Regulation A and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, the company may still be required to provide a notice filing and pay a fee in individual states.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind.

Exhibit A

Website Pages

StageWood

Business Plan | About SEC | (786) 577-7111 | RESERVE YOUR SHARES

How To Invest In Stagewood - #Stagewood
Watch later
TIME
TO INVEST
watch me now!
Watch on YouTube

## *Invest in* This Lucrative Solution

With your help, we're bringing about a new way to experience entertainment. For the first time ever, you'll be able to immerse yourself into a world where creativity knows no bounds; a space where performers, producers, and artists can showcase their talents and passions in the form of lucrative live events.

RESERVE YOUR SPOT

### Why Invest?

Every single industry has managed to adapt and evolve, except for the Entertainment Industry. Not only are we bringing technology to a much-needed industry, but we are leveling the field by helping talents, producers and fans connect without boundaries under a risk-free platform backed by Smart Contracts.

1

### Business Model

Here's how it works: most of our funding will come from offering our users a paid membership; we're expecting 3% of all members to switch when the premium accounts are introduced. This will also include a similar membership-type for our Talents, Artists, and Producers—with networking capabilities! We'll have risk-free crowdfunded events, Smart Contract fees, ticket sale transactions, premium exposures, ads, and sponsorships will generate the necessary funds to keep StageWood up and running—for the better of entertainment.

2

### CrowdFunding

There are several paths you can take when finding investors for your company. Most opt for the traditional route—where they ask accredited investors to help support their growing company. But we thought, "let's do something different. Something that's beneficial to everyone." So we opened our shares, and now you get to experience the same thing we do—success for our accomplishments.

3

Santiago Figuereo

# *Become* A Founding Member

We're giving you the chance to have some of the best perks—reserved only for the Founding Members of StageWood. And, in case you can't already tell, this is a one-time thing. As in, you snooze, you lose out on VARIOUS opportunities and benefits.

SAVE MY SEAT

# *Our* Offering

| Preferred shares for sale | Minimum investment | Total offering of up to |
| --- | --- | --- |
| x 15,000,000 | $ 500 | $ 75 Million |

Talents
Popular Talents
2020 Ultra Music Festival
COACHELLA

# *Don't* Be That Person!

You know, the one that gets left behind. Late to the party, missing the moment. You know... that person.

By Reserving Your Shares TODAY, you will get priority once we get approved the the SEC to take investors. Click the "Reserve Shares" button to make a non-binding reservation in the of Stagewood Preferred Shares, and lock in the initial share price.

This is only the beginning of our journey, and with people like you on board, we can make a difference.

I WON'T BE THAT PERSON

## Tyket

Bringing the community together with our revolutionary social media app. You will be able to search for events, follow artists, connect with producers, crowdfund events,

TRUE
fanatyks

## Fanatyks

Our premium-level members, the Fanatyks, will enjoy deals negotiated just for them, at exclusive, member-only prices. With VIP packages and more, it makes being a

UPCOMING
EVENTS

## StageWood Events

This is where memories are made. Set the stage, any stage! Crowdfund events, produce shows, and partake in moments that will stay with you forever. Producers,

and more!

true fan affordable!

Artists, and Talents alike all benefit from a lesser financial risk than most traditional methods do.

## Tykwood

Whenever Artists, Producers, or Fans make any purchases made on the Tyket app, it's done through TykWood—our safe, secure, and encrypted wallet that allows for transparent transactions.

## StageWood

StageWood has designed a network of physical locations that will include a performance stage, eight chef's kitchens, a mixology bar, and eight landmark halls. All made to accommodate micro-theaters with the capacity to hold 20-40 patrons each.

RESERVE SHARES

## *Frequently* Asked Questions

**How Do I Invest?**

Today, you only will be able to reserve shares. Which means you will not be buying any shares at this moment, as you can only make a reservation. Once we are ready to take your investment, you will be notified. Simply click the green RESERVE SHARE NOW button, fill out the short form and once we are ready, we will able to process funds via credit card, ACH or wire transfer.

**How Much Can I Invest?**

**What is Regulation A+**

**What Do I Get As Founding Member**

never stop making memories

Exhibit B

StageWood CONSORTIUM, Inc.
Business Plan (786) 577 7111

Invest & Get Rewarded with #Stagewood
INVEST NOW
IN STAGEWOOD
& RECEIVE
LIFETIME
MEMBERSHIP
Watch on YouTube

## StageWood's innovative solutions

are reshaping the entertainment industry with much-
**As an investor, don't miss this opportunity to become a Founding Member as we build a platform for Talent, Producers, and Fans to help performers of all kinds take their career to the next level.**

**BACKED BY**

- Blockchain technology
- Multiple **revenue** channels
- Over 100,000 of our social media followers **are waiting for our app!**

### Become a Founding Member

**$5.00** Price per Share

**$500** Min. Investment

**15,000,000** Preferred Share for Sale

**Equity** Offering Type

**75M** Offering Max

**Reg A+** Offering

RESERVE YOUR SHARES

*The Reg A+ Offering is made available through Stagewood Consortium LLC.*

*This investment is specualitve, illiquid, and involves a high degree of risk, including the possible loss of your entire investment*

***StageWood is poised to maximize success for everyone in the industry***

## REASONS TO INVEST

**Impact the Lives of Artists and Performers**

Our flagship app, Tyket, provides robust avenues of success for talented individuals to grow their following and secure paid gig opportunities.

**Free Fanatyks Membership**

Your investment grants you a lifetime premium membership, allowing you to experience the hottest events for a fraction of the price.

**Multiple Revenue Streams**

Top social media apps rely on advertising to generate income. StageWood will offer five revenue streams to maximize a high return on investment.

INVEST NOW

## THE PROBLEM

## Lack of affordable tickets for Fans

Despite all the tech-driven ways to get tickets, bots immediately clear out inventories from vendors once they're on sale, leaving real fans without a way to see their favorite performers.

## Producers engage in unethical practices

Little to no regulation in the industry allows producers and others in power to get away with not paying artists and up charging fans to hog all the profits.

## Depleted ecosystem for paid gigs

The lack of access to to reputable performance opportunities makes it hard for artists to generate income so they can grow in their career.

**The entertainment industry needs serious reform. There's no excuse as to why the entertainment industry can't grow alongside technology.**

**"Our platform makes communication between fans, artists, and the event producers much easier than before"**

tyket
Talents
Amedeo Modigliani
Bad Bunny
Carol Burnett
Popular Talents
2020 Ultra Music
RESERVE YOUR SHARES
COACHELLA

## OUR SOLUTIONS

**StageWood designed versatile, tech-driven solutions to ensure positive impact for each crucial element of the industry:**

Rewards for Fans

### Savvy Algorithms Designed to Reward Fans

Fans on Tyket who consistently engage with their favorite Talents are rewarded with higher priority for tickets to see them. Eliminating bots and scalpers who sell tickets at inflated prices ensures real fans are attending events.

Secure Blockchain

### Hyperledger Blockchain Brings Technology

Cutting-edge blockchain tech ensures clarity and security for every transaction made in our digital marketplace, Tykmart. Through Smart Contracts, Talent and Producers can negotiate deals with confidence while Fans purchase and exchange tickets.

Exhibit C

StageWood - Tyket User Fan Video
Watch on YouTube

**Investing in StageWood**

| | |
|---|---|
| **$5.00** Price per Share | **$500** Min. Investment |
| **15,000,000** Preferred Share for Sale | **Equity** Offering Type |
| **75M** Offering Max | **Reg A+** Offering |

**RESERVE YOUR SHARES**

The Reg A+ Offering is made available through StageWood Consortium LLC.

This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

## Become a Founding Member

We're in the midst of an IPO boom because of their potential to reward investors handsomely at an affordable entry point. Right now, you have the opportunity to get in early and support a brand new app called Tyket, and it will change the way people experience live events forever.

Compared to top social media apps, Tyket is equipped with five revenue channels. Yes, you read right – FIVE. That's nearly 5x more than our biggest competitors, ensuring investors have a quicker return on investment with higher profit margins. But first – what is Tyket?

Tyket is the first mobile app that combines the interactive elements of social media between artists and fans with a strong platform for coordinating, managing, and promoting live events. Simply put, Tyket is the best answer for the age-old question, "what's going on tonight?", no matter where users are.

Providing a platform where Fans, Talent, and Producers can network will streamline the process of creating events, discovering talent, and upholding a secure and transparent marketplace powered by the latest Blockchain tech.

Everyone is frantically looking to invest in the next big mobile app. Don't you want to be the first to join early and reap the benefits of being a savvy investor?

We know you do. Go ahead. Invest today and become a Founding Member.

StageWood - Tyket Talent Video
tyket

StageWood - Tyket Producer Video

tyket
Talents
Amedeo Modigliani
Bad Bunny
Carol Burnett
Popular Talents
Producers
Popular Producers
Fanatyks
Top Fanatyk Influencers

## The Problem

**The entertainment industry is in dire need of reform because it runs on outdated practices that benefit only a select number of people.**

- Low profitability for investors in transactions.
- Lack of affordable tickets to events.
- Complex, restrictive ways to promote events.
- Little-to-no paid performance opportunities for artists.
- "Who-you-know" business model makes artist discovery impossible.
- Complicated event coordination between artists and producers.
- Lack of transparency in all transactions.
- Producers have no accessible directory to book all kinds of talent.
- Uncertain event financing with high risks.

## The Solution

At StageWood, we create tech-driven solutions for artists, event producers, and fans. Tyket will be *the* one-stop shop that unites all the crucial elements necessary to change the live entertainment industry as we know it.

Tyket allows artists, event producers, and fans the ability to interact, create performance opportunities, crowdfund events, and more. Advertisers can get in on the action by sponsoring events and buying strategic ad placement on the app. There are also premium membership options that allow fans to get up close and personal with their favorite stars, and so much more.

**We believe Tyket is the solution for everyone who wants to engage with a healthier entertainment industry.**

**This opportunity won't be here long. Act today.**

RESERVE YOUR SHARES

## Reasons to Invest

- We're building the solution to the woes of the industry by prioritizing community engagement. Our platform gives:
  1. Artists a robust outlet to showcase their talent for career growth.
  2. Producers simple access to in-demand talent.
  3. Fans the ability to engage with their favorite artists, crowdfund events, and secure tickets to all events at a discounted price without the hassle of scalpers.
- You have the chance to join a new, innovative platform from the very beginning. Like all of today's large and successful companies (Facebook, Netflix, Amazon), they began with a tech-driven solution to an existing problem within their respective industry.
- Our mobile platform makes communication between fans, artists, and event producers easier than ever. We've designed Tyket to be the first app users open for their live entertainment needs!

How To Invest In Stagewood - #Stagewood
TIME
TO INVEST
watch me now!

**Event Sponsorships**

We place brands in virtual events and live events inside our exclusive suites for concerts, sports, and other forms of entertainment.

**Paid Memberships**

Fans can upgrade to a premium Tyket account and enjoy perks like free/discount tickets to their favorite artists and events.

**Promotion**

Producers and artists can rise to the top by promoting their own profiles to refine their search for performance opportunities.

**TykCoin**

Our patented cryptocurrency simplifies international transactions, making entertainment truly global for the first time ever.

**TykWallet**

A user's TykCoins will be stored in their TykWallet, powered by the latest version of Smart Contracts for maximum security.

**Efficient Marketing**

We've designed Tyket's UI to offer users strategic and cost-effective ad placements to ensure other users engage with their message.

**Crowdfunding**

All parties can confidently crowdfund events to reduce risk and maximize the success for their favorite artists and shows.

**STOP LOOKING FOR GOOD SEATS. GET THE BEST SEAT IN THE BIZ BY INVESTING TODAY.**

**Get in before it's too late.**

RESERVE YOUR SHARES

## How Do I Invest?

A minimum investment of $500 allows you to make a real impact on the entertainment industry. At $5 a share, you'll receive 100 shares in StageWood, become a Founding Member, and receive a lifetime Fanatyks Gold membership, our fan membership program powered by Tyket.

Fanatyks was created for entertainment lovers who want to enjoy the most out of their favorite live events. A Fanatyks Gold membership is valued at $179 per year – but when you invest as a Founding Member, you get it for free – *for life*. Within three years, your investment will have paid for itself from the membership alone.

Honestly, how awesome is that? As a Founding Member, you'll receive:

- Valuable stake in StageWood
- VIP passes to your favorite shows
- Higher priority ticket pre-sales
- Meet & Greet opportunities with celebrities
- Opportunities to crowdfund incredible events
- Capital appreciation of your shares in StageWood
- Access to all StageWood-exclusive events

## About Us

We are StageWood Consortium, Inc. – disruptors of the live entertainment industry. We're inviting you to be a part of an innovative platform that is tangible and made specifically to help artists, event producers, and fans connect and interact like never before. This robust platform is backed by Hyper-ledger fabric and the latest advancements in Blockchain technology to provide secure, honest, and ethical transactions. Our tech-driven solutions to reshape the industry should generate an influx of investors who are eager to take part in an initiative built to positively impact lives on a global scale.

StageWood Consortium, Inc - English
Santiago Figuereo

Capacity for Founding Members is closing up fast. Act now!

RESERVE YOUR SHARES

ENTERTAINMENT
REIMAGINED

## Frequently Asked Questions

How do I get started?

You can reserve shares today. Once we are ready to take your investment, you will be notified. Simply click the RESERVE SHARE NOW button, fill out the short form and once we are ready, we will be able to process funds via credit card, ACH or wire transfer.

How much can I invest?

What is Regulation A+?

This opportunity won't be here long. Act today.

RESERVE YOUR SHARES

never stop making memories

Exhibit D

(786) 577-7111 info@stagewood.com

StageWood Consortium, Inc.

Home Invest About Us Whitepaper Alliance Partners Blog & News Contact Us

100K Followers & Growing
This is your chance to break ground with us and
BECOME A FOUNDING MEMBER
RESERVE SHARES

**We're seeking Founding Members to help us impact the entertainment industry and support the next generation of artists.**

How To Invest In Stagewood - #Stagewood
Watch later
TIME
TO INVEST
watch me now!
Watch on YouTube

RESERVE NOW

## Here's how it works.

Our Reg A+ offering gives you opportunity to access our preferred shares. What does that mean? Simply put, the more money we make, the more you make – plus some extra perks (we'll get into that later).

In order to proceed with our development plans, we're looking to raise a maximum of $75 million. This will trigger the acceleration of our growth through increased marketing efforts, larger ticket inventories, faster mobile app production (Tyket), efficient talent recruitment, and funding the construction of our StageWood locations to be established in the biggest metropolitan areas.

# WHY REG A+?

Regulation A+ offerings are intended to help small and medium-sized companies access capital that otherwise could not afford the costs of a normal SEC registration and allow non-accredited investors to participate in the offering.

Asking for startup donations to raise capital is ineffective because investors don't feel like they're genuinely participating in the company. Our Reg A+ offering is the best way to fairly compensate your belief in our mission by sharing the wealth with you as our Founding Member.

HOW?

## WE ARE HERE TO RESHAPE THE ENTERTAINMENT INDUSTRY

We're just starting our journey. With motivated individuals like you on board, we can *really* make a difference.

COUNT ME IN

The following perks are reserved only for Founding Members who invest in StageWood. Introducing a new era of entertainment isn't enough. We believe *you* should be rewarded for joining us from the start. For helping us reach our goals, Founding Members will receive:

- Access to all of StageWood's exclusive events

- VIP passes to your favorite live events
- Higher presale priority for ticket purchases
- Meet-&-Greet opportunities with celebrities
- Opportunities to crowdfund incredible events
- Capital appreciation of the company's shares & more!

## YOU'RE NOT ONLY INVESTING IN IDEAS, YOU'RE INVESTING IN PEOPLE!

**Santiago Figuereo**
Founder & CEO
in

**Louis Silvestre**
Vice President
in

**Damian Dechev**
Chief Technology Officer
in

**Asdrubal Martinez**
Chief Marketing Officer
in

**Mathew D'adesky**
Director of Sales
in

**Ronald De Los Santos**
Design Officer
in

**Frankelly Veras**
Full Stack Developer
in

**David Salcedo**
Full Stack Developer
in

**Wilson Rivera**
Senior Software Engineer
in

**Josette Rojas**
Quality Assurance Tester
in

**Aristides Santana**
Graphic Designer
in

**Carola Ramos**
Operations Assistant
in

**Ana de los Riscos**
Ambassador
in

**Miguel Ascanio**
UX/UI Designer
in

**Mariah Moscone**
Development Director
in

**João Coelho**
Full Stack Developer
in

Jose Valbuena
Full Stack Developer

in

Anna Stepanova
Full Stack Developer

in

Stefan Avram
Full Stack Developer

in

Luis Inoa
Customer Service

in

Alexander Acosta
Customer Service

in

# OUR OFFERING

## A BREAKDOWN OF YOUR INVESTMENT

StageWood intends to raise its first round of public funds via the Reg A+ equity stock offering. Once the SEC Qualifies our offering, all shareholder investors will have the potential to receive these benefits:

- Capital appreciation of your shares in StageWood.
- A lifetime Founder membership status on Tyket, StageWood Events, and StageWood Facilities.
- Priority dividend distributions on realized profits on investments made by StageWood when declared by the corporation.
- Profound satisfaction from helping us reshape the entertainment industry to uplift artists, producers, and most importantly – the fans.

RESERVE NOW

Click the "Reserve Now" button to make a non-binding reservation in the name of **StageWood Preferred Shares**, and lock in the initial share price.

Upon SEC Qualification, we will accept investments via debit card, credit card, ACH, checks, wire transfers, Apple Pay, and Google Pay. We will also accept investments from self-directed IRA accounts.

Exhibit E

Social Ads/Posts:

AS NOTED ABOVE, ALL SOCIAL ADS/POSTS DIRECTED ALL TRAFFIC TO A PAGE WHICH INCLUDED THE COMPANY’S RULE 255 DISCLAIMERS.

**StageWood**
Sponsored ·

Stop wishing you could get VIP seats and go for the best seat in the house, every time.

That's right, the best seat in the house is the investor seat when you reserve your shares with us today.

We're disrupting the entertainment industry and there are plenty of perks when you invest with us. Aside from shares to our company, you're eligible for a lifetime of VIP seating, preferential tickets, meet-and-greets and so much more!

So, stop settling for good seats and go for the gold by becoming an investor today and reserving your shares!

THINK YOU HAVE
THE BEST SEAT?
THERE'S A BETTER ONE.
BECOME A FOUNDING MEMBER TODAY!

FORM ON FACEBOOK
**FREE Lifetime Membership**
Stop settling for good seats.

LEARN MORE

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**StageWood**

Sponsored ·

StageWood's Tyket is connecting artists, producers, and fans like no other platform does. A social media platform where artists and producers can interact, emerging artists can grow their fandom, fans can support their favorite artists, and the questions "what's going on tonight?" can be answered. All backed by blockchain technology that allows for safe transactions for all parties. Become an early investor and reap the benefits of disrupting the live entertainment industry. Find out more

INVEST TODAY!
NEW SOCIAL MEDIA PLATFORM FOR
THE LIVE ENTERTAINMENT INDUSTRY.
Natasha Winter
85 Comments

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**Enjoy the Benefits**

Become an early investor.

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StageWood
Sponsored ·
There is no doubt that the entertainment industry must evolve, especially under these challenging times. Get our business model that shows how innovation and problem-solving are the key ingredients for success. Tyket from Stagewood is the forefront mobile app that will change how producers and talents interact, all supported by real fans. Get Business Model NOW
StageWood
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**StageWood**
Sponsored ·

Invest in the future of the live entertainment industry. With the Tyket app, StageWood is changing the game. Connecting artists and producers like it's never been done before. Allowing emerging artists to grow their fanbase, and allowing fans to support their favorite artists through ticket purchase, crowdfunding of events, and more. All of this is backed by blockchain technology which allows for secure transactions for all parties. Become a founding member and be part of the future of live entertainment.

INVEST TODAY!
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**StageWood**
Sponsored ·

If these trying times have taught us anything, it is that innovation is key. It should now more than ever, be part of how we do business. That is exactly what StageWood is doing. With the development of Tyket, a social media platform, is disrupting the live entertainment industry. By changing the way artists, producers, and fans interact, it's also changing how to discover and support new talent. Fans can also support their favorites through ticket sales and crowdfunding of events. They also get a chance to win big prizes like VIP seating and meet-and-greets. As for you, our founding member, your perks are way beyond just a t-shirt. Take a plunge today and invest in innovation.

**THE APP DISRUPTING THE LIVE ENTERTAINMENT INDUSTRY**

2020 Ultra Music Festival
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**BECOME AN INVESTOR TODAY!**

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**StageWood**
Sponsored ·

Investors are at the forefront of change. And with your investment in StageWood, you'll be at the forefront of changing the live entertainment industry. Make your investment today and get ahead of the game!

INVEST IN THE
FUTURE OF LIVE
ENTERTAINMENT

FORM ON FACEBOOK
**Be Ahead of the Game**
Invest in Stagewood

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**StageWood**
Sponsored ·

Get closer than ever before! We have a seat reserved and it can be yours if you act today!

Our investors have the best seat in the house. Not only are they part of the entertainment industry disruption with our mobile platform that connects artists, producers, and fans to create and live out incredible experiences. But they also enjoy MAJOR perks.

Yup. MAJOR.

We're talking a lifetime of VIP seating, preferential tickets, meet-and-greets and so much more. That's on top of stocks in our company and their capital appreciation. There's so much! So go ahead, switch to the investor seat by reserving your shares today!

INVEST IN LIVE ENTERTAINMENT.
GET CLOSER THAN EVER BEFORE!

FORM ON FACEBOOK
**Enjoy Lifetime Perks**
Reserve your shares today.

LEARN MORE

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**StageWood**

Sponsored ·

There is no doubt that the entertainment industry must evolve, especially under these challenging times. Download our business model and learn how innovation and problem-solving are the key ingredients for success. Download our business model NOW!

StageWood
CONSORTIUM, Inc.

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**Get In The Game $5/Share**

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StageWood
Sponsored ·

There is no doubt that the entertainment industry must evolve, especially under these challenging times. Review our business model and become a Founding Member.

ENTER
TAIN
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UNLIMITED DEVOTION
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**StageWood**

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If you're looking to be a part of something big, then look no further. Invest in StageWood today and be part of the development of our social media app, Tyket. In Tyket artists, producers, and fans will connect like never before. In connecting them, we're changing the way the entertainment industry works. But the time to invest is today, don't let this opportunity pass you by!

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**StageWood**

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Invest in the future of the live entertainment industry. With the Tyket app, StageWood is changing the game. Connecting artists and producers like it's never been done before. Allowing emerging artists to grow their fanbase, and allowing fans to support their favorite artists through ticket purchase, crowdfunding of events, and more. All of this is backed by blockchain technology which allows for secure transactions for all parties. Become a founding member and be part of the... **See More**

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**StageWood**
Sponsored ·

Invest in the future of the live entertainment industry. With the Tyket app, StageWood is changing the game. Connecting artists and producers like it's never been done before. Allowing emerging artists to grow their fanbase, and allowing fans to support their favorite artists through ticket purchase, crowdfunding of events, and more. All of this is backed by blockchain technology which allows for secure transactions for all parties. Become a founding member and be part of the future of live entertainment.

INVEST
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**StageWood**
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There is no doubt that the entertainment industry must evolve, especially under these challenging times. Download our business model and learn how innovation and problem-solving are the key ingredients for success. Tyket, the forefront mobile app for StageWood will change how producers and talents interact, all supported by real fans. Download our business model NOW!

StageWood
CONSORTIUM, Inc.

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**StageWood**
Sponsored ·

You will be blown away with this exciting opportunity. We are changing the entertainment industry and you can get in the game by reserving your shares today. If you miss the chance, you'll never experience what better feels like.

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There is no doubt that the entertainment industry must evolve specially under these challenging times. Innovation and problem solving are the key ingredients for success and that is where StageWood comes into play. With its innovative solution, Tyket, at the forefront mobile app that will change how producers and talents interact, all supported by real fans. Learn more about our business model and how you can become a Founding Member for $5 a share at https://invest.stagewood... **See More**

StageWood
CONSORTIUM, Inc.
Invest In The Future Of
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$5 Per Share
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INVEST.STAGEWOOD.COM

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**StageWood**
Sponsored ·

We are building a virtual ecosystem for the entertainment industry by providing a chance for talents, producers and investor come together under one platform.

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**StageWood**

Sponsored ·

This is a great opportunity to become an early investor at Stagewood. We have developed a virtual ecosystem for the Entertainment Industry. All managed via our mobile app call Tyket. Where talents, producers and fans will interact freely.

Reserve your shares at https://invest.stagewood.com

StageWood
CONSORTIUM, Inc.

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**StageWood**

Sponsored ·

This is a great opportunity to become an early investor at StageWood by reserving your shares at invest.stagewood.com. We have developed a virtual ecosystem for the Entertainment Industry. All managed via our mobile app call Tyket. Where talents, producers and fans will interact freely.

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**StageWood**

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We are changing the entertainment industry and you can get in the game by reserving your shares today. If you miss the chance, you'll never experience what better feels like.

You are betting in the Future of Entertainment when reserving your shares at https://invest.stagewood.com

You can become a Founding Member of Stagewood. We are building a virtual ecosystem for the entertainment industry by providing a chance for talents, producers and investor come together under one ... **See More**

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We are changing the entertainment industry and you can get in the game by reserving your shares today. If you miss the chance, you'll never experience what better feels like.

You are betting in the Future of Entertainment when reserving your shares at https://invest.stagewood.com

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**StageWood**
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We are the mobile app for the entertainment industry backed by blockchain technology. A solution that supports talents, producers and fans to connect under one platform. Become a Founding Member for just $5 per share. Learn more about our business model at https://invest.stagewood.com

StageWood
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We are making everything possible to help every single person who has a talent and wants to share it with the world. Become a 🔥 Founding Member and be part of a movement that will shape the Entertainment Industry.

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We are making everything possible to help every single person who has a talent and wants to share it with the world. Become a 🔥 Founding Member and be part of a movement that will shape the Entertainment Industry.

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**StageWood**

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We are making everything possible to help every single person who has a talent and wants to share it with the world. Become a 🔥 Founding Member and be part of a movement that will shape the Entertainment Industry.

Visit 👉 StageWood.com 🔥🔥

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